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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                         ______________________________

                                    FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934


                             BANKAMERICA CAPITAL II
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                          94-6702048
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

     c/o BankAmerica Corporation
     555 California Street
     San Francisco, California                                  94104
(Address of Principal Executive Offices)                     (Zip Code)

                       ---------------------------------

If this form relates to the registration of a class of      If this form relates to the registration of a class
debt securities and is effective upon filing pursuant       of debt securities and is to become effective
to General Instruction A(c)(1) please check the             simultaneously with the effectiveness of a
following box.                                              concurrent registration statement under the
                                                            Securities Act of 1933 pursuant to General
                                                            Instruction A(c)(2) please check the following
                                                            box.

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Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                (Title of Class)


Securities to be registered pursuant to Section 12(g) of the Act:

                              Title of Each Class
                              to be so Registered
                              -------------------
                       8% Cumulative Semi-Annual Income
                        Preferred Securities, Series 2
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          This registration statement on Form 8-A (this "Registration
Statement") relates to the registration with the Securities and Exchange
Commission (the "Commission") of 450,000 shares of 8% Cumulative Semi-Annual
Income Preferred Securities, Series 2 (the "Preferred Securities") of
BankAmerica Capital II, a Delaware business trust ("Capital II" or the
"Registrant"). The Preferred Securities are being issued in connection with an underwritten offering. The description of the Preferred Securities to be registered hereunder is set forth under the caption "DESCRIPTION OF PREFERRED
SECURITIES" in the Registration Statement on Form S-3 (Nos. 333-15559 and 333-
15559-01 through -08) filed with the Commission on November 5, 1996 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto filed with the Commission on December 4, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement on Form
S-3"), and is incorporated herein by reference.

          The form of prospectus, including the prospectus supplement dated as of December 18, 1996 and filed with the Commission on December 20, 1996 pursuant to Rule 424(b) under the Act, shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2.  EXHIBITS.

          1.   The Certificate of Trust of Capital II, dated as of November 4,
1996, as filed in the office of the Secretary of State of the State of Delaware on November 4, 1996 (incorporated by reference to Exhibit 4(i) to the Registration Statement on Form S-3).

          2.   The Trust Agreement, dated as of November 4, 1996, among
BankAmerica Corporation ("BAC"), as Depositor, and the trustee of Capital II named therein (incorporated by reference to Exhibit 4(j) to the Registration
Statement on Form S-3).

          3.   The form of Amended and Restated Trust Agreement, among BAC, as
Depositor, the trustees of the trust named therein, the administrative trustees of the trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the trust (the "Amended and Restated Trust
Agreement") (incorporated by reference to Exhibit 4(w) to the Registration
Statement on Form S-3).

          4. The form of Guarantee Agreement executed and delivered by BAC for the benefit of the holders, from time to time, of the Preferred Securities
(incorporated by reference to Exhibit 4(y) to the Registration Statement on Form
S-3).

          5.   The form of Junior Subordinated Indenture between BAC and the trustee named therein pursuant to which BAC will issue Junior Subordinated
Deferrable Interest Debentures, Series 2 (incorporated by reference to Exhibit
4(f) to the Registration Statement on Form S-3).
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          6.  The form of Preferred Security Certificate (incorporated by reference to Exhibit 4(x) to the Registration Statement on Form S-3).
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                                   SIGNATURE
                                   ---------


          Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


January 15, 1997

                              BANKAMERICA CAPITAL II

                              By: BankAmerica Corporation,
                                  as Depositor


                                  By:    /s/ Shaun M. Maguire
                                      ------------------------------------
                                             Shaun M. Maguire
                                         Senior Vice President and
                                            Assistant Treasurer